                                                                  EXHIBIT 3.1(b)


                                   AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                        OUTLAW ENTERTAINMENT GROUP, INC.


         Outlaw Entertainment Group, Inc., having its principal office at 445-C
E. Cheyenne Mountain Boulevard, No. 417, Colorado Springs, Colorado 80906 (hereinafter "the Corporation"), hereby certifies to the Secretary of State of Wyoming that:

         1. Article I of the Articles of Incorporation has been amended in its entirety to read:

            "I. Corporate Name: Celebrity Entertainment Group, Inc."

         2. The amendment was adopted, prior to the issuance of shares, by written action, unanimously taken by the Board of Directors of the Corporation in accordance with Section 17-16.210 et seq. of the Wyoming Revised Statutes on the 14th day of February, 1996.

         IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunder affixed and attested by its Secretary on this 15th day of February, 1996, and its President acknowledges that this Amendment to Articles of Incorporation is the act and deed of the Corporation and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of the President's knowledge, information and belief.

ATTEST:                                      OUTLAW ENTERTAINMENT GROUP, INC.


By: /s/ Frederick R. Schumacher              By: /s/ John T. Anderson
    -----------------------------------          -------------------------------
    Frederick R. Schumacher                      John T. Anderson
    Secretary                                    President




(Corporate Seal)




AMENDMENT TO
ARTICLES OF INCORPORATION
OUTLAW ENTERTAINMENT GROUP, INC.                                            -1-

STATE OF  NEVADA )
                 ) ss.
COUNTY OF CLARK  )


         Before me, Willie J. Haddock, a Notary Public in and for the said County and State, personally appeared John T. Anderson, President of Celebrity Entertainment Group, Inc., a Wyoming corporation, and that he signed the foregoing document as his free and voluntary act and deed for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 20th day of February, A.D. 1996.

         My commission expires Oct. 1, 1999.


                                             /s/ Willie J. Haddock
                                             -----------------------------------
                                             Notary Public


                                                          WILLIE J. HADDOCK
STATE OF COLORADO   )                         (Seal)    Notary Public - Nevada
                    ) ss.                             My appt. exp. Oct. 1, 1999
COUNTY OF EL PASO   )                                      No. 95-00985-1


         Before me, David W. Tomes, a Notary Public in and for the said County and State, personally appeared Frederick R. Schumacher, Secretary of Celebrity Entertainment Group, Inc., a Wyoming corporation, and that he signed the foregoing document as his free and voluntary act and deed for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 27 day of February, A.D. 1996.

         My commission expires AUG-3-1996.


                                                      /s/ David W. Tomes
                                                      --------------------------
                                                      Notary Public



ARTICLES OF MERGER
CELEBRITY ENTERTAINMENT GROUP, INC.                                          -7-

STATE OF MINNESOTA   )
                     ) ss.
COUNTY OF HENNEPIN   )

         The foregoing Amendment to Articles of Incorporation were signed before me by John T. Anderson, as President of Outlaw Entertainment Group, Inc., who, under oath, stated that the matters and facts set forth therein with respect to authorization and approval are true in all material respects to the best of his knowledge and belief.

         Dated this 15th day of February, 1996

                                                    /s/ Patrick D. Cornwell
                                                    ----------------------------
                                                    Notary Public

My Commission Expires:


     1-31-2000
--------------------------------
                                                    PATRICK D. CORNWELL
                                      (Seal)      NOTARY PUBLIC-MINNESOTA
                                                      HENNEPIN COUNTY
                                             My Commission Expires Jan. 31, 2000








AMENDMENT TO
ARTICLES OF INCORPORATION
OUTLAW ENTERTAINMENT GROUP, INC.                                            -2-